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EXHIBIT 3.7

YUKON Justice            BUSINESS CORPORATIONS ACT     FORM 3

                   Certificate of Continuance

                    INDO-PACIFIC ENERGY LTD.

    I herby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of
Continuance, under section 190 of the Business Corporations Act.

Corporate Access Number: 26121
Date of Continuance: 1997-09-25

(signed) M. Richard Roberts
M. Richard Roberts
Registrar of Corporations